FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3016409

The Registrar of Companies for England and Wales hereby certifies that

EAGERMART LIMITED

having by special resolution changed its name, is now incorporated

under the name of

MANAGING AGENTS REFERENCE ASSISTANCE SERVICES LIMITED

Given at Companies House, Cardiff, the 7th June 1995

For the Registrar of Companies

C030164096

COMPANIES HOUSE

HC006B

FILE COPY

CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 3016409

The Registrar of Companies for England and Wales hereby certifies that
EAGERMART LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 31st January 1995

P. Bevan
P. BEVAN

N03016409A

For the Registrar of Companies

COMPANIES HOUSE

HC007B